Exhibit 5.1

February 20, 2015

Marin Software Incorporated

123 Mission Street, 25th Floor

San Francisco, California 94105

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Marin Software Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 20, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,150,695 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that are subject to issuance by the Company upon the exercise of (a) awards granted or to be granted under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), and (b) purchase rights to acquire shares of Common Stock granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan (the “Purchase Plan”). The 2013 Plan and the Purchase Plan are collectively referred to herein as the “Plans.” In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in this letter have the meanings given to such terms on Exhibit A hereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

Marin Software Incorporated

February 20, 2015

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all of the Shares and will not have been modified or rescinded. Based upon the foregoing, we are of the opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 2,150,695 shares of Common Stock that may be issued and sold by the Company upon the exercise of (a) awards granted or to be granted under the 2013 Plan, and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and Plan Agreement, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

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Marin Software Incorporated

February 20, 2015

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address future changes in facts or circumstances. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Michael A. Brown
Michael A. Brown, a Partner

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement

of

Marin Software Incorporated (the “Opinion Letter”)

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached. As used herein, the term the “Company” means Marin Software Incorporated, a Delaware corporation.

(1)	The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 27, 2013 and certified by the Delaware Secretary of State on March 27, 2013 (the “Restated Certificate”).

(2)	The Company’s Restated Bylaws, certified by the Company’s Secretary on March 27, 2013, and certified by the Company to us in the Opinion Certificate to be the currently effective bylaws of the Company (the “Bylaws”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	The Plans and related forms of agreements used under the Plans in the forms filed as exhibits to the Company’s Registration Statement on Form S-1 filed with the Commission on March 4, 2013 (the “Plan Agreements”).

(5)	The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

(6)	Corporate proceedings and actions of the Company’s Board of Directors and the stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws, (iii) the filing of the Registration Statement, and (iv) the Plans, including the reservation of the Shares for sale and issuance pursuant to the Plans and the sale and issuance of the Shares pursuant to the Plans.

(7)	A (a) verification by the Company’s transfer agent as to the number of the Company’s authorized, issued and outstanding shares of its capital stock (including Common Stock and Preferred Stock) (and the number of such shares on an as-converted to Common Stock basis) as of February 17, 2015 (the “Statement Date”), and (b) report by the Company, set forth in Annex I of the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company (including a list of outstanding options) as of the Statement Date, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Plans and all other plans, agreements or rights to acquire capital stock of the Company as of the Statement Date.

(8)	A Certificate of Good Standing issued by the Delaware Secretary of State dated February 19, 2015, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

Marin Software Incorporated

February 20, 2015

(9)	An Opinion Certificate addressed to us, dated of even date herewith and executed by the Company, containing certain factual representations (the “Opinion Certificate”).